                                 EXHIBIT 10.30

Deloitte & Touche LLP
Logo appears here



INDEPENDENT ACCOUNTANTS' REPORT ON AGREED-UPON PROCEDURES


Harry J. White, Jr.
Vice President and
Chief Financial Officer
U.S. Trails Inc. and Subsidiaries

We have performed the procedures enumerated below, which were agreed to by Harry
J. White, Jr. and William J. Shaw, solely to assist you in determining the correctness of the calculation of the enterprise bonus as set forth in the accompanying schedule as required in accordance with Section 3A of the employment agreement between U.S. Trails Inc. (the "Company") and Mr. William J. Shaw dated May 11, 1995 (the "Agreement"). This calculation is the basis for the payment required to be made in accordance with the Agreement. This engagement to apply agreed-upon procedures was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of the procedures is solely the responsibility of the specified users of the report. Consequently, we make no representation as to the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose. The procedures we performed are summarized as follows:

 .    Obtained a copy and read the Agreement

 .    Agreed the principal amount of outstanding secured notes as of June 28,
     1996 to the Company's Form 10-Q for the quarterly period ended March 31,
     1996

 .    Agreed the principal amount of secured notes mandatorily redeemed July 15,
     1995 to the Company's Form 10-Q for the quarterly period ended March 31,
     1996

 .    Agreed the principal amount of secured notes repurchased January 31, 1996 to the Company's Form 10-Q for the quarterly period ended March 31, 1996

 .    Agreed the number of shares of common stock outstanding as of June 28, 1996 to the Company's Form 10-Q for the quarterly period ended March 31, 1996

 .    Obtained the highest bid prices for the Company's secured notes and common stock for each of the 15 trading days from June 10, 1996 to June 28, 1996 from Paine Webber Inc. and agreed such amounts to the accompanying schedule of "Listing of Daily Price Quotes"

 .    Recomputed the average price (value factor) for the secured notes and common stock for the period June 10, 1996 to June 28, 1996

 .    Agreed the average price paid to repurchase $7,368,000 of principal amount of secured notes on January 31, 1996 to a transaction statement for Bear Stearns & Co., Inc.

 .    Recomputed "mid point percentage" as defined

 .    Recalculated "enterprise value" as defined

 .    Agreed "amount per Employment Agreement," "percentage per Employee
     Agreement," "stated amount per Employment Agreement" and "75% vesting percentage" shown on the accompanying schedule to the Employment Agreement

 .    Recomputed the vested portion of enterprise bonus to be $952,957 on June
     29, 1996

No exceptions were found as a result of performing the procedures or in the calculation of the enterprise bonus due to Mr. William J. Shaw in accordance with the Agreement.

We were not engaged to, and did not, perform an audit of the financial statements of U.S. Trails as of any time or any period, the objective of which would be the expression of an opinion on such financial statements. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the use of the specified users listed above in connection with determining the Enterprise Bonus set forth in the employment agreement with Mr. William J. Shaw, and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes.


s/ Deloitte & Touche LLP


July 8, 1996

EXHIBIT 10.30 (A)

                                 USTRAILS INC.
               ENTERPRISE VALUE AND ENTERPRISE BONUS CALCULATION

                   ELECTION RECEIVED EFFECTIVE JUNE 29, 1996

                                               PRINCIPAL   VALUE FACTOR      AMOUNT
                                             ------------------------------------------
SECURED NOTES:

Outstanding Secured Notes, June 28, 1996      $101,454,000      0.7571    $76,813,360

Secured Notes redeemed July 15, 1995           $18,599,000      1.0000     18,599,000

Secured Notes repurchased January 31, 1996      $7,368,000      0.8550      6,299,640
                                                                         --------------
                                                                          101,712,000

COMMON STOCK, JUNE 28,1996                       3,702,726      0.4583      1,697,083
                                                                         --------------

ENTERPRISE VALUE, JUNE  28, 1996                                          103,409,083

Less: amount per Employment Agreement                                     (90,000,000)
                                                                         --------------
                                                                           13,409,083
Percentage per Employment Agreement                                                5%
                                                                         --------------
                                                                              670,454
Plus: Stated amount per Employment Agreement                                  600,000
                                                                         --------------

Enterprise Bonus at 100% Vesting (effective May 11, 1997)                   1,270,454
                                                                                  75%
                                                                         --------------

Vesting portion of Enterprise Bonus on June 29, 1996                         $952,841
                                                                         ==============

NOTES:
- -----

(1) The market value of Secured Notes and Common Stock outstanding on June 28, 1996, is based on the average price of the securities during the 15 trading days immediately preceding the receipt of the Election (see Listing of Daily Price Quotes).
(2)  Scheduled redemptions of Secured Notes are valued at 100%.
(3) Repurchases of Secured Notes are valued at a defined "Mid-Point Percentage" until the Company spends more than $10 million to repurchase or redeem Secured Notes after July 15, 1995. The Mid-Point Percentage is the average of the price paid of $71 and 100%.
(4) The Enterprise Bonus was 75% vested on May 11, 1996, and will be 100% vested on May 11, 1997, if the vesting requirements are met at that date.

EXHIBIT 10.30 (A)


                                 USTRAILS INC.

                         LISTING OF DAILY PRICE QUOTES

              FOR THE FIFTEEN TRADING DAYS PRIOR TO JUNE 29, 1996

                        HIGHEST                                  HIGHEST
  SECURED                 BID                COMMON                BID
   NOTES                 PRICE               STOCK                PRICE
- -------------        ------------         -------------       ------------
June 28, 1996           750.000           June 28, 1996           $0.5625
June 27, 1996           750.000           June 27, 1996           $0.5625
June 26, 1996           770.000           June 26, 1996           $0.5625
June 25, 1996           778.125           June 25, 1996           $0.5625
June 24, 1996           755.000           June 24, 1996           $0.5625
June 21, 1996           755.000           June 21, 1996           $0.5000
June 20, 1996           755.000           June 20, 1996           $0.5000
June 19, 1996           755.000           June 19, 1996           $0.5625
June 18, 1996           760.000           June 18, 1996           $0.4375
June 17, 1996           760.000           June 17, 1996           $0.3125
June 14, 1996           760.000           June 14, 1996           $0.3125
June 13, 1996           768.750           June 13, 1996           $0.3125
June 12, 1996           740.000           June 12, 1996           $0.3750
June 11, 1996           750.000           June 11, 1996           $0.3750
June 10, 1996           750.000           June 10, 1996           $0.3750
                     ------------                             ------------
Average Price           757.125           Average Price        $0.4583333
                     ============                             ============

                               EXHIBIT 10.30 (B)

                         [USTrails logo appears here]



                                   MEMORANDUM


TO:    Harry White

FROM:  Bill Shaw /s/ Bill

SUBJECT:  Enterprise Bonus Payment

DATE:  June 29, 1996

COPY TO:  Walter Jaccard
_____________________________________________________________________________

In accordance with Section 3A of my Employment Agreement with the Company dated May 11, 1995 (the "Agreement"), this memo serves as my election to receive the Enterprise Bonus described in the Agreement. The attached addendum provides a calculation of the Enterprise Value and corresponding bonus amount as of the date of this memo. The calculation will be reviewed and approved by the CPA firm of Deloitte & Touche LLP prior to payment of the bonus. I request the bonus, calculated at 75% vesting, to be paid on or before July 11, 1996. I also request the remaining 25% to be paid on May 11, 1997, should the vesting requirements be met at that date.